Exhibit 99.1

For Immediate Release

PULSE ELECTRONICS CORPORATION REPORTS
SECOND QUARTER RESULTS

Revenue and Operating Profit Within Guidance; Asset Sales and Refinancing Efforts Continue

SAN DIEGO, August 7, 2012—Pulse Electronics Corporation (NYSE:PULS), a leading provider of electronic components, today reported results for its second quarter ended June 29, 2012.

Second Quarter Highlights

•	Net sales were $100.4 million, up 5.9 percent from $94.8 million in the prior-year quarter, and up 6.6 percent from $94.1 million in the first quarter.
•	Operating loss (U.S. GAAP) was $0.1 million compared with a loss of $4.2 million in the prior-year quarter and a loss of $2.1 million in the first quarter.
•
Non-GAAP operating profit was $0.8 million, compared with $1.5 million in the prior-year quarter and a non-GAAP loss of $0.2 million in the first quarter. (See Schedule A for a reconciliation of U.S. GAAP results to non-GAAP measures.)

•	The potential asset sales initiated as part of the strategy to delever the balance sheet likely will not be completed as expeditiously as previously desired

CEO Comments

“Overall, our operating performance was well within guidance again this quarter,” said Pulse Chairman and Chief Executive Officer Ralph Faison. “Revenue and non-GAAP operating profit were both within our guidance, which was a good indicator that our strategic actions are generating the improved performance we expected.  Our network business made good progress in an ongoing challenging business environment, generating sequential improvements in revenue and operating profit.  Our wireless business, while it continued to grow, experienced flat operating margins as higher margin products in new handset programs did not ramp as quickly at our customers as we expected and start up costs remained high.

“We are continuing to pursue the asset sales we previously discussed as part of our efforts to delever our balance sheet, but the process slowed considerably during the last part of July.  We still cannot confirm the timing or results of these transactions, but due to a number of factors we do not believe that they will be closed on the same timeline we had hoped.  However, we remain committed to exploring all financing and strategic alternatives available to us to reduce our debt levels, increase our liquidity, and maximize shareholder value,” said Mr. Faison.

Second Quarter Operating Performance

Net sales were $100.4 million compared with $94.8 million in the prior-year quarter due to higher wireless sales as sales to new antenna customers continue to increase, partially offset by ongoing industry weakness which constrained demand for network and power products. Sequentially, net sales increased 6.6 percent compared with first quarter net sales of $94.1 million on higher wireless sales and seasonal increases in network and power.

Cost of sales increased 12.1 percent to $81.2 million from $72.4 million in the prior-year quarter. The company’s gross profit margin was 19.1 percent compared with 23.6 percent in the prior-year quarter and 19.5 percent in the first quarter. The lower gross profit margin compared to the prior year reflects higher labor costs, lower pricing and volumes for network and power products, the unfavorable mix effect of the growth of lower-margin wireless business, and ramp up costs and inefficiencies associated with the growth in wireless.

Operating expenses decreased 11.6 percent to $18.8 million from $21.3 million in the second quarter of 2011.  The decrease in spending was due to aggressive expense reduction actions and sustained scrutiny over all discretionary spending.

Operating loss (U.S. GAAP) was $0.1 million compared with a loss of $4.2 million in the prior-year quarter. Non-GAAP operating profit was $0.8 million compared with $1.5 million in the prior-year quarter and a loss of $0.2 million in the first quarter. Second quarter operating loss (U.S. GAAP) included $0.5 million for severance, impairment and associated costs.

The company had $19.8 million of cash and cash equivalents at June 29, 2012 compared with $17.6 million at December 30, 2011. During the second quarter the company had no changes to its net borrowing.

As part of the amendment to the credit facility completed in March 2012, the company issued to its existing bank group warrants to purchase approximately 2.6 million shares of common stock, which represent 6.1% of all outstanding shares.   Unless the outstanding borrowings under the credit facility are repaid by certain dates, the vesting of the warrants occurs in three stages over the course of the remainder of this calendar year.  As previously announced, the company did not retire the facility in full by the first deadline of June 28, 2012 and approximately 0.8 million warrants, which convert into the equivalent of 1.8% of the outstanding shares of common stock, vested on that date.

Third Quarter 2012 Outlook

“As we look to the third quarter, we believe that the recent downturn in orders, which also has been recognized by our peers and market analysts, is due to the continued global economic slowdown and industry weakness, particularly in telecom and enterprise data infrastructure,” said Mr. Faison. “Additionally, the delayed product ramps in wireless extended into the third quarter and will constrain revenue and gross margin improvement in that segment.”

The company expects third quarter 2012 net sales to range from $86 million to $92 million and non-GAAP operating profit to range from a loss of $2 million to breakeven (not adjusted for possible asset sales).

Conference Call

Pulse management will conduct a conference call at 5 p.m. Eastern (2 p.m. Pacific) today. The conference call will be available via telephone and the Internet. The dial-in number is 1-800-860-2442 (international 1-412-858-4600). A link to the earnings press release, the Internet web cast and a slide presentation that will accompany management’s prepared remarks will be available on the “Investor Information” section of the company’s web site www.pulseelectronics.com for two weeks.

About Pulse Electronics Corporation

Pulse Electronics is the electronic components partner that helps customers build the next great product by providing the needed technical solutions. Pulse Electronics has a long operating history of innovation in magnetics, antennas and connectors, as well as the ability to ramp quickly into high-quality, high-volume production.  The company serves the wireless and wireline communications, power management, military/aerospace and automotive industries. Pulse Electronics is a participating member of the IEEE, SFF, OIF, HDBaseT Alliance, CommNexus, and MoCA. Visit the Pulse Electronics website at www.pulseelectronics.com.

Safe Harbor

This press release contains statements, including projections of future business objectives and financial results, that are "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These forward-looking statements are based on the company's current information and expectations. There can be no assurance these forward-looking statements, including, without limitation, the company’s results for the third quarter and the potential transactions needed to accomplish the retirement of the senior credit facility, will be achieved. Actual results may differ materially due to the risk factors listed from time to time in the company's SEC reports including, but not limited to, those discussed in the company's Form 10-K for the year ended December 30, 2011 and Form 10-Q for the quarter ended March 30, 2012 in Item 1a under the caption "Factors That May Affect Our Future Results (Cautionary Statements for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995)." All such risk factors are incorporated herein by reference as though set forth in full. The company undertakes no obligation to update any forward looking statement.

Non-GAAP Rationale

Non-GAAP operating profit or loss (operating profit or loss according to accounting principles generally accepted in the United States excluding pre-tax severance, impairment and other associated costs; pre-tax non-cash stock-based compensation expenses; and other pre-tax adjustments as described in the applicable period), non-GAAP diluted earnings (loss) per share (net earnings (loss) per share from continuing operations according to principles generally accepted in the United States excluding after-tax severance, impairment and other associated costs; after-tax non-cash stock-based compensation expenses; and other after-tax adjustments as described in the applicable period) and adjusted EBITDA (net earnings attributable to Pulse Electronics Corporation plus net earnings from discontinued operations and non-controlling interest, excluding income taxes; depreciation and amortization; interest expense/income;  non-cash stock-based compensation expenses; other expense/income; and severance, impairment and other associated costs and other adjustments as described in the applicable period), are not measures of performance under accounting principles generally accepted in the United States.  Non-GAAP operating profit or loss, non-GAAP diluted earnings (loss) per share and adjusted EBITDA should not be considered a substitute for, and an investor should also consider, net income, operating profit, cash flow from operations and other measures of performance as defined by accounting principles generally accepted in the United States as indicators of our profitability or liquidity.  Non-GAAP operating profit (loss) and non-GAAP diluted earnings (loss) per share are often used by our shareholders and analysts as an additional measure of our operating performance. Adjusted EBITDA is often used by our shareholders and analysts as an indicator of a company’s ability to service debt and fund capital expenditures.  We believe these non-GAAP measures enhance a reader’s understanding of our financial condition, results of operations and cash flow because they are unaffected by capital structure and, therefore, enable investors to compare our operating performance to that of other companies.  We understand that our presentation of non-GAAP operating profit (loss), non-GAAP diluted earnings (loss) per share and adjusted EBITDA may not be comparable to other similarly titled captions of other companies due to differences in the method of calculation.

Based on discussions with investors and equity analysts, we believe that a reader’s understanding of the company’s operating performance is enhanced by references to these non-GAAP measures. Removing charges for severance, impairment and other associated costs, non-cash stock-based compensation expenses and other adjustments may facilitate comparisons of operating performance among financial periods and peer companies.  These charges result from facility closures, the exit of a product line, production relocations and capacity reductions and / or restructuring of overhead and operating expenses to enhance or maintain profitability in an increasingly competitive environment.  Removing non-cash stock-based compensation expenses facilitates comparisons of the company’s operating performance with that of other companies with differing compensation structures and with the company’s performance in periods during which its own compensation structure may have been different.  Impairment charges, accelerated depreciation and costs related to an unsolicited takeover attempt are not part of the normal operating expense structure of the relevant business in the period in which the charge is recorded.

Copyright © 2012 Pulse Electronics Corporation. All rights reserved. All brand names and trademarks are properties of their respective holders.

Contact:
Drew A. Moyer
Senior Vice President, Chief Financial Officer
858-674-8268
dmoyer@pulseelectronics.com

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per-share data)

	Three Months Ended		Six Months Ended
	6/29/12	7/1/11	6/29/12	7/1/11

Net sales	$100,383	$94,758	$194,518	$182,797
Cost of sales	81,179	72,385	156,916	142,000
Gross profit	19,204	22,373	37,602	40,797
Operating expenses	18,792	21,255	37,785	42,796
Severance, impairment and other associated costs	515	3,867	2,052	10,623
Costs related to unsolicited takeover attempt	-	1,486	-	1,916
Operating loss	(103)	(4,235)	(2,235)	(14,538)

Interest expense, net	(3,752)	(1,158)	(6,345)	(2,451)
Other (expense) income, net	(1,148)	167	(69)	1,709
Loss from continuing operations before income taxes	(5,003)	(5,226)	(8,649)	(15,280)
Income tax (expense) benefit	(1,491)	765	(2,148)	5,830
Net loss from continuing operations	(6,494)	(4,461)	(10,797)	(9,450)
Net earnings from discontinued operations	-	-	-	612
Net loss	(6,494)	(4,461)	(10,797)	(8,838)
Less: Net (loss) earnings attributable to non-controlling interest	(97)	44	(294)	92
Net loss attributable to Pulse Electronics Corporation	(6,397)	(4,505)	(10,503)	(8,930)

Basic shares outstanding	41,686	41,153	41,554	41,186
Basic loss per share from continuing operations	(0.15)	(0.11)	(0.25)	(0.23)
Basic earnings per share from discontinued operations	-	-	-	0.01
Basic loss per share	(0.15)	(0.11)	(0.25)	(0.22)

Diluted shares outstanding	41,686	41,153	41,554	41,186
Diluted loss per share from continuing operations	(0.15)	(0.11)	(0.25)	(0.23)
Diluted earnings per share from discontinued operations	-	-	-	0.01
Diluted loss per share	(0.15)	(0.11)	(0.25)	(0.22)

AMOUNTS ATTRIBUTABLE TO PULSE ELECTRONICS CORPORATION:

Net loss from continuing operations excluding non-controlling interest	$(6,397)	$(4,505)	$(10,503)	$(9,542)
Net earnings from discontinued operations	-	-	-	612
Net loss attributable to Pulse Electronics Corporation	(6,397)	(4,505)	(10,503)	(8,930)

BUSINESS SEGMENT INFORMATION (UNAUDITED)
(in thousands)

	Three Months Ended		Six Months Ended
	6/29/2012	7/1/2011	6/29/2012	7/1/2011
Net Sales
Network	41,699	43,391	80,453	85,935
Power	32,121	38,668	63,811	70,567
Wireless	26,563	12,699	50,254	26,295
Total net sales	100,383	94,758	194,518	182,797

Operating profit (loss)
Network	767	1,278	(106)	1,687
Power	2,045	3,399	4,377	3,927
Wireless	(2,400)	(3,559)	(4,454)	(7,613)
Operating profit (loss) excluding severance, impairment and other associated costs, and costs related to unsolicited takeover attempt	412	1,118	(183)	(1,999)
Severance, impairment and other associated costs	515	3,867	2,052	10,623
Costs related to unsolicited takeover attempt	-	1,486	-	1,916
Operating loss	(103)	(4,235)	(2,235)	(14,538)

FINANCIAL POSITION (UNAUDITED)
(in thousands)

	6/29/2012	12/30/2011

Cash and cash equivalents	$19,767	$17,606
Accounts receivable, net	71,371	59,507
Inventory, net	32,597	36,968
Prepaid expenses and other current assets	22,432	19,842
Net property, plant and equipment	30,675	28,605
Other assets	9,997	10,909
Total assets	186,839	173,437

Accounts payable	66,663	52,802
Accrued expenses and other current liabilities	41,397	42,855
Current portion of long-term debt	54,950	-
Long-term debt	50,000	93,950
Other long-term liabilities	19,123	21,650
Total liabilities	232,133	211,257
Total deficit	(45,294)	(37,820)

Total liabilities and deficit	186,839	173,437

Shares outstanding	42,286	41,980

Schedule A

NON-GAAP MEASURES (UNAUDITED)
(in thousands, except per-share amounts)

1.  Adjusted EBITDA

	Quarter Ended
	6/29/12	7/1/11

Net loss attributable to Pulse Electronics Corporation	$(6,397)	$(4,505)
Non-controlling interest	(97)	44
Income tax expense (benefit)	1,491	(765)
Interest expense, net	3,752	1,158
Non-cash stock-based compensation expenses	433	399
Depreciation and amortization	1,942	2,579
Other expense (income)	1,148	(167)
Severance, impairment and other associated costs	515	3,867
Costs related to unsolicited takeover attempt	-	1,486
Adjusted EBITDA	2,787	4,096

 2.  Net (loss) earnings per diluted share from continuing operations excluding severance, impairment and other associated costs, costs related to unsolicited takeover attempt, non-cash stock-based compensation expenses and other adjustments

	Quarter Ended		Six Months Ended
	6/29/12	7/1/11	6/29/12	7/1/11

Net loss per diluted share	$(0.15)	$(0.11)	$(0.25)	$(0.23)
Diluted earnings per share from discontinued operations	-	-	-	0.01
After-tax severance, impairment and other associated costs, per share	0.01	0.07	0.04	0.19
After-tax non-cash stock-based compensation expenses, per share	0.01	0.01	0.01	0.01
After-tax costs related to unsolicited takeover attempt, per share	-	0.02	-	0.03
Net (loss) earnings per diluted share from continuing operations excluding severance, impairment and other associated costs, non-cash stock-based compensation expenses and other adjustments	(0.13)	(0.01)	(0.20)	0.01

3.  Operating profit (loss) excluding severance, impairment and other associated costs, costs related to unsolicited takeover attempt, non-cash stock-based compensation expenses and other adjustments

	Quarter Ended		Six Months Ended
	6/29/12	7/1/11	6/29/12	7/1/11

Operating loss	$(103)	$(4,235)	$(2,235)	$(14,538)
Pre-tax severance, impairment and other associated costs	515	3,867	2,052	10,623
Pre-tax non-cash stock-based compensation expenses	433	399	840	647
Pre-tax costs related to unsolicited takeover attempt	-	1,486	-	1,916
Operating profit (loss) excluding severance, impairment and other associated costs, non-cash stock-based compensation expenses and other adjustments	845	1,517	657	(1,352)